EXHIBIT 10.3

SECOND AMENDMENT TO PRODUCT DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This Second Amendment to Product Development and Commercialization Agreement (this "Amendment") is executed as of the 30th day of July, 2014 by and among POZEN Inc., a Delaware corporation ("POZEN''), Pemix Therapeutics Holdings, Inc., a Maryland corporation ("PerniX'), and Worrigan Limited, a private limited liability company formed under the laws of the Republic of Ireland ("Pernix Ireland"). Unless otherwise indicated, capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement (as defined below).

WITNESSETH

WHEREAS, POZEN and Glaxo Group Ltd. ("GSK") are parties to that certain Product Development and Commercialization Agreement dated as of June 11, 2003, as amended and supplemented by that certain letter agreement dated as of June 11, 2003 executed by GSK and accepted and agreed by POZEN (collectively, the "Original Product Agreement") and the Consent Agreement dated as of August 15, 20 II (the "Consent" and, together with the Product Agreement and the First Amendment (as defined below), the "Agreement");

WHEREAS, Pernix and GSK and certain of GSK's affiliates are parties to that certain Asset Purchase Agreement dated as of May 13,2014 (the "Asset Purchase Agreement'), pursuant to which Pernix will acquire certain assets of and assume certain obligations from GSK, including GSK's rights and obligations under the Agreement;

WHEREAS, in anticipation of the closing of the Asset Purchase Agreement, POZEN and Pemix entered into that certain First Amendment (dated as of May 13, 2014) to Product Development and Commercialization Agreement (the "First Amendment”);

WHEREAS, pursuant to the terms of that certain letter agreement dated July 30, 2014 (the "Letter Agreement") by and between Pemix, POZEN, CPPIB Credit Investments Inc., and Glaxo Group Limited , Section 1.2 of the First Amendment has been amended to extend the time by which the closing of the Asset Purchase Agreement may occur until August 6, 2014;

WHEREAS, prior to the closing of the Asset Purchase Agreement, Pernix will assign its rights under the Asset Purchase Agreement to Worrigan Limited;

WHEREAS, in anticipation of the financing transactions necessary in order for Pernix Ireland to close the transactions contemplated by the Asset Purchase Agreement, POZEN Pemix, and Pemix Ireland desire to enter into this Amendment;

WHEREAS, this Amendment will be effective upon the closing of the Asset Purchase Agreement;

WHEREAS, the closing of the Asset Purchase Agreement is subject to certain customary closing conditions, including receipt of regulatory approval and financing;

WHEREAS, in the event that the Asset Purchase Agreement is terminated by GSK or Pernix for any reason or the closing of the Asset Purchase Agreement does not occur by August 6, 2014 for any reason, POZEN, Pernix, and Pernix Ireland acknowledge that this Amendment will not be effective and will be null and void ab initio as if this Amendment was never executed by the parties hereto; and

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment and other good and valuable consideration, POZEN, Pernix, and Pemix Ireland agree as follows:

ARTICLE 1: GENERAL

1.1     This Amendment is entered into in accordance with the  provisions of Section 14.5 of the Agreement. Nothing in this Amendment shall diminish, obviate or render unenforceable Section 14.5 of the Agreement.

1.2     POZEN, Pemix, and Pemix Ireland acknowledge and agree that the Asset Purchase Agreement is subject to customary closing conditions set forth therein and that this Amendment will not become effective unless and until the closing of transactions contemplated by the Asset Purchase Agreement (such date, the "Amendment Effective  Date").   For the avoidance of doubt, if the Asset Purchase Agreement expires or is terminated for any reason or if the closing of the Asset Purchase Agreement does not occur by that date that is August 6, 2014 for any reason, the terms of this Amendment will be null and void ab  initio,  as if this Amendment was never executed by the parties hereto.

ARTICLE 2:AMENDMENT

2.1     POZEN acknowledges that in order for Pemix to secure the financing necessary to consummate the transactions contemplated by the Asset Purchase Agreement Pemix Ireland will be required to assign its rights and obligations hereunder as collateral security for certain of its obligations. Accordingly, POZEN, Pemix, and Pemix Ireland agree that Section
14.2 of the Agreement will be amended to add the following sentence to be inserted immediately following the first sentence of such Section:

"Notwithstanding the foregoing, Pemix Ireland may, without the prior written consent of POZEN, assign this Agreement and its rights and obligations hereunder, as collateral security, to a collateral agent (the "Collateral Agent"), for the benefit of the purchasers of debt securities issued by Pemix to finance the closing of the transactions contemplated by the Asset Purchase Agreement (the "Purchasers")."

ARTICLE 3:Miscellaneous

3.1       No Other Changes; Execution.

3.1.1. Except as set forth herein, the execution and delivery of this Amendment is without prejudice to any rights that accrued to the benefit of either Party under the Agreement prior to the Amendment Effective Date.

3.1.2.  This Amendment contains the entire agreement among the Parties with respect to the subject matter hereof.

3.1.3.  Except as explicitly set forth in this Amendment, no amendment or modification to the Agreement is hereby made. This Amendment may be executed in counterparts.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the Amendment Effective Date.

POZEN, INC.

By:	/s/ Dennis McNamara
Name:	Dennis McNamara
Title:	SVP, Chief Business Officer

PERNIX THERAPEUTICS HOLDINGS, INC.

By:	/s/ Terry Novak
Name:	Terry Novak
Title:	Chief Operating Officer

WORRIGAN LIMITED

By:	/s/ Tracy Clifton
Name:	Tracy Clifton
Title:	Secretary